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                                                                     EXHIBIT 8.1


                                                       VINSON & ELKINS L.L.P.
[VINSON & ELKINS LETTERHEAD]                           2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com



_______________, 2002



Newfield Exploration Company
363 North Sam Houston Parkway East
Suite 2020
Houston, Texas 77060

Re:    Merger with EEX Corporation and Trust Units of Treasure Island
       Royalty Trust

Ladies and Gentlemen:

         We have acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the Amended and Restated Agreement and Plan of Merger dated as of May 29, 2002 by and among the Company, Newfield Operating Company, a Texas corporation and wholly owned subsidiary of the Company ("Merger Sub"), and EEX Corporation, a Texas corporation ("EEX") (as amended, the "Merger Agreement"), relating to the proposed merger of Merger Sub with and into EEX (the "Merger"). At your request, in connection with the filing of the Registration Statement on Form S-4 relating to the Merger and the other transactions contemplated by the Merger Agreement with the Securities and Exchange Commission on or about the date hereof (as amended, the "Registration Statement"), we have reviewed the descriptions set forth therein under the captions "Material U.S. Federal Income Tax Consequences--The Merger--Opinion of Counsel to Newfield" and "Material U.S. Federal Income Tax Consequences--Ownership of Trust Units" and have concluded that such descriptions, insofar as they relate to matters of law and legal conclusions, constitute our opinion as to the anticipated United States federal income tax consequences of the Merger and the ownership of the Trust Units (as defined in the Merger Agreement), respectively.

         Our opinion is based upon (i) the Merger Agreement, (ii) the Registration Statement, (iii) officers' certificates containing representations and certifications made to us by EEX and the Company in the form attached as Exhibits A and B to the Merger Agreement(1) and (iv) the existing provisions of the Internal Revenue Code of 1986, as amended, regulations (and administrative pronouncements) promulgated or proposed thereunder, and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof. We have also reviewed such other documents and corporate records as we have deemed necessary or appropriate. We have assumed that the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through


--------------
(1) Representations concerning federal tax matters are set forth in the EEX tax certificate executed by _________________________, ________________________ of
EEX, on ____________, 2002 and the Company tax certificate executed by _________________________, _________________________ of the Company, on
____________, 2002.

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_______________, 2002


the effective time of the Merger and that the parties have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement.

         This opinion is given to you by us solely for your use and benefit, and is not to be quoted or otherwise referred to or furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the Registration Statement or the Internal Revenue Service in connection with an examination of the transactions contemplated by the Merger Agreement) or to any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                               Very truly yours,